Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS FOURTH QUARTER 2025 RESULTS
(21.5% increase in earnings per share compared to fourth quarter 2024)

SOUDERTON, Pa., January 28, 2026 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended December 31, 2025 of $22.7 million, or $0.79 diluted earnings per share, compared to net income of $18.9 million, or $0.65 diluted earnings per share, for the quarter ended December 31, 2024. For the year ended December 31, 2025, net income totaled $90.8 million, or $3.13 diluted earnings per share, compared to net income of $75.9 million, or $2.58 diluted earnings per share, for the year ended December 31, 2024.

Loans
Gross loans and leases increased $129.3 million, or 1.9% (7.6% annualized), from September 30, 2025, primarily due to increases in commercial and commercial real estate loans, partially offset by a decrease in residential mortgage loans. Gross loans and leases increased $88.2 million, or 1.3%, from December 31, 2024, primarily due to increases in construction, commercial real estate and home equity loans, partially offset by decreases in commercial and residential mortgage loans and lease financings.

Deposits and Liquidity
Total deposits decreased $130.8 million, or 1.8% (7.2% annualized), from September 30, 2025, primarily due to decreases in public funds and commercial deposits, partially offset by increases in consumer and brokered deposits. Total deposits increased $328.1 million, or 4.9%, from December 31, 2024, primarily due to increases in commercial, brokered and public funds deposits, partially offset by a decrease in consumer deposits.

Noninterest-bearing deposits totaled $1.4 billion and represented 20.2% of total deposits at December 31, 2025, compared to $1.4 billion representing 19.3% of total deposits at September 30, 2025. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.6 billion at December 31, 2025 and September 30, 2025. This represented 23.2% of total deposits at December 31, 2025, compared to 22.0% at September 30, 2025.

As of December 31, 2025, the Corporation and its subsidiaries held cash and cash equivalents totaling $553.7 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.8 billion, of which $2.3 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $457.0 million at December 31, 2025. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $62.5 million for the fourth quarter of 2025 increased $7.1 million, or 12.8%, from the fourth quarter of 2024 and $1.2 million, or 2.0%, from the third quarter of 2025. The increase in net interest income for the fourth quarter of 2025 compared to the fourth quarter of 2024 was driven by higher average balances of loans and cash and cash equivalents and increased loan yields, as well as a reduction in our cost of funds, offset by decreases in the yield on cash and cash equivalents and an increase in deposits. The increase in net interest income for the fourth quarter of 2025 compared to the third quarter of 2025 was primarily driven by the increased average balance of cash and cash equivalents and a reduction in our cost of funds, offset by decreases in the yield on cash and cash equivalents and an increase in deposits.

Net interest margin, on a tax-equivalent basis, was 3.10% for the fourth quarter of 2025, compared to 3.17% for the third quarter of 2025 and 2.88% for the fourth quarter of 2024. Excess liquidity reduced net interest margin by approximately 27 basis points for the quarter ended December 31, 2025 compared to approximately 16 basis points for the quarter ended September 30, 2025 and approximately 14 basis points for the quarter ended December 31, 2024. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.37% for the quarter ended December 31, 2025 compared to 3.33% for the third quarter of 2025 and 3.02% for the fourth quarter of 2024.

Noninterest Income
Noninterest income for the quarter ended December 31, 2025 was $22.0 million, an increase of $692 thousand, or 3.2%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $598 thousand, or 11.0%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year, primarily due to the appreciation of assets under management and supervision and new customer relationships.

Other income increased $1.2 million, or 137.9%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year. Fees on risk participation agreements for interest rate swaps increased $480 thousand due to increased demand. Additionally, income on other real estate owned increased $837 thousand for the quarter ended December 31, 2025 compared to the comparable period in the prior year due to leasing-related activities in the respective periods.

Other service fee income decreased $805 thousand, or 23.2%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year. The three months ended December 31, 2024 included a reversal of a $785 thousand valuation allowance on mortgage servicing rights that was initially recorded in the third quarter of 2024. The reversal was driven by a decrease in prepayment speed assumptions as a result of the increase in interest rates during the fourth quarter of 2024.

Net gain on mortgage banking activities decreased $434 thousand, or 32.9%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year, primarily due to decreased salable volume.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2025 was $52.7 million, an increase of $2.1 million, or 4.1%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $1.5 million, or 4.7%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year, primarily due to annual merit increases and an increase in incentive compensation due to increased profitability, partially offset by an increase in capitalized compensation driven by higher loan production.

Professional fees increased $278 thousand, or 16.7%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year driven by an increase in consultant fees for data integration resources and legal fees.

Data processing increased $244 thousand, or 5.9%, for the quarter ended December 31, 2025 compared to the comparable period in the prior year due to increased costs on long-term service contracts.

Tax Provision
The effective income tax rate was 20.8% for the quarter ended December 31, 2025, compared to an effective tax rate of 20.3% for the quarter ended December 31, 2024.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $37.8 million at December 31, 2025, $52.1 million at September 30, 2025, and $33.2 million at December 31, 2024. During the fourth quarter, loans totaling $13.9 million related to a nonaccrual commercial loan relationship were paid off and a $449 thousand recovery was recognized. This relationship was placed on nonaccrual during the second quarter of 2025. As of December 31, 2025, a residential property related to this relationship remains in other real estate owned with a carrying value of $1.4 million.

Net loan and lease charge-offs were $1.1 million for the three months ended December 31, 2025 compared to $480 thousand and $767 thousand for the three months ended September 30, 2025 and December 31, 2024, respectively.

The provision for credit losses was $3.1 million for the three months ended December 31, 2025 compared to $517 thousand and $2.4 million for the three months ended September 30, 2025 and December 31, 2024, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at December 31, 2025, September 30, 2025, and December 31, 2024.

Dividend and Share Repurchases
On January 28, 2026, Univest declared a quarterly cash dividend of $0.22 per share to be paid on February 25, 2026 to shareholders of record as of February 11, 2026. On December 10, 2025, the Board of Directors of the Corporation approved an increase of 2,000,000 shares available for repurchase under the Corporation's share repurchase program, or approximately 7.1% of the Corporation's common stock outstanding as of November 30, 2025. During the quarter ended December 31, 2025, the Corporation repurchased 479,690 shares of common stock at an average price of $31.82 per share. Including brokerage fees and excise tax, the average cost per share was $32.17. As of December 31, 2025, 2,270,937 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss fourth quarter 2025 results on Thursday, January 29, 2026 at 9:00 a.m. EDT. Participants may preregister at https://www.netroadshow.com/events/login/LE9zwo3ifeosEEag73U8miOA26AU31t8QCP. The general public can access the call by dialing 1-833-470-1428; using Access Code 927698. A replay of the conference call will be available through February 5, 2026 by dialing 1-866-813-9403; using Access Code 393949.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.4 billion in assets and $5.9 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2025. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; (12) the impact of a potential government shutdown; (13) the failure to maintain current technologies and to successfully implement future information technology enhancements; (14) technological issues that may adversely affect our operations or those of our customers; (15) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (16) changes in the securities markets; (17) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (18) our ability to enter into new markets successfully and capitalize on growth opportunities; (19) changes in investor sentiment or consumer spending or savings behavior; and/or (20) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2025
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
ASSETS
Cash and due from banks	$63,579	$70,843	$76,624	$73,319	$75,998
Interest-earning deposits with other banks	490,133	745,896	83,741	95,815	252,846
Cash and cash equivalents	553,712	816,739	160,365	169,134	328,844
Investment securities held-to-maturity	123,024	126,040	128,455	130,889	134,111
Investment securities available for sale, net of allowance for credit losses	371,251	368,393	366,421	364,503	357,361
Investments in equity securities	2,014	2,413	1,801	1,667	2,506
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	37,808	39,617	36,482	35,732	38,980
Loans held for sale	15,288	6,330	17,774	13,150	16,653
Loans and leases held for investment	6,914,804	6,785,482	6,801,185	6,833,037	6,826,583
Less: Allowance for credit losses, loans and leases	(88,165)	(86,527)	(86,989)	(87,790)	(87,091)
Net loans and leases held for investment	6,826,639	6,698,955	6,714,196	6,745,247	6,739,492
Premises and equipment, net	45,554	46,245	47,140	47,175	46,671
Operating lease right-of-use assets	25,795	26,536	27,278	27,182	28,531
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,328	7,537	7,967	8,061	8,309
Bank owned life insurance	140,001	139,044	140,086	139,482	139,351
Accrued interest and other assets	112,973	120,257	115,581	117,435	112,098
Total assets	$8,436,897	$8,573,616	$7,939,056	$7,975,167	$8,128,417

LIABILITIES
Noninterest-bearing deposits	$1,431,974	$1,390,565	$1,461,189	$1,433,995	$1,414,635
Interest-bearing deposits:	5,655,339	5,827,578	5,121,471	5,224,503	5,344,624
Total deposits	7,087,313	7,218,143	6,582,660	6,658,498	6,759,259
Short-term borrowings	24,411	11,951	6,271	4,031	11,181
Long-term debt	200,000	200,000	200,000	175,000	225,000
Subordinated notes	98,867	129,597	149,511	149,386	149,261
Operating lease liabilities	28,531	29,310	30,106	30,062	31,485
Accrued expenses and other liabilities	54,457	51,396	53,775	54,718	64,930
Total liabilities	7,493,579	7,640,397	7,022,323	7,071,695	7,241,116

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	304,021	302,696	301,640	300,634	302,829
Retained earnings	591,202	574,715	555,403	541,776	525,780
Accumulated other comprehensive loss, net of tax benefit	(25,467)	(31,636)	(34,969)	(37,922)	(43,992)
Treasury stock, at cost	(84,222)	(70,340)	(63,125)	(58,800)	(55,100)
Total shareholders’ equity	943,318	933,219	916,733	903,472	887,301
Total liabilities and shareholders’ equity	$8,436,897	$8,573,616	$7,939,056	$7,975,167	$8,128,417

	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Assets	$8,528,465	$8,191,010	$7,979,475	$7,981,043	$8,163,347	$8,171,555	$7,897,707
Investment securities, net of allowance for credit losses	497,201	492,197	497,214	500,078	500,748	496,652	497,051
Loans and leases, gross	6,848,654	6,790,827	6,846,938	6,856,503	6,758,649	6,835,586	6,677,206
Deposits	7,165,437	6,836,043	6,633,250	6,617,653	6,804,483	6,814,659	6,526,929
Shareholders' equity	936,417	923,454	908,536	896,811	880,237	916,433	858,019

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
December 31, 2025
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Commercial, financial and agricultural	$1,027,434	$996,612	$1,052,246	$1,034,361	$1,037,835
Real estate-commercial	3,621,536	3,517,803	3,485,615	3,546,402	3,530,451
Real estate-construction	306,793	309,365	302,424	281,785	274,483
Real estate-residential secured for business purpose	554,178	545,191	535,210	536,082	536,095
Real estate-residential secured for personal purpose	959,610	974,395	984,166	992,767	994,972
Real estate-home equity secured for personal purpose	200,394	197,503	195,014	189,119	186,836
Loans to individuals	12,793	13,447	14,069	16,930	21,250
Lease financings	232,066	231,166	232,441	235,591	244,661
Total loans and leases held for investment, net of deferred income	6,914,804	6,785,482	6,801,185	6,833,037	6,826,583
Less: Allowance for credit losses, loans and leases	(88,165)	(86,527)	(86,989)	(87,790)	(87,091)
Net loans and leases held for investment	$6,826,639	$6,698,955	$6,714,196	$6,745,247	$6,739,492

Asset Quality Data (Period End)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Nonaccrual loans and leases, including nonaccrual loans held for sale	$13,743	$27,330	$27,909	$11,126	$12,667
Accruing loans and leases 90 days or more past due	89	829	125	322	321
Total nonperforming loans and leases	13,832	28,159	28,034	11,448	12,988
Other real estate owned	23,926	23,926	22,471	22,433	20,141
Repossessed assets	65	40	80	79	76
Total nonperforming assets	$37,823	$52,125	$50,585	$33,960	$33,205
Nonaccrual loans and leases / Loans and leases held for investment	0.20%	0.40%	0.41%	0.16%	0.19%
Nonperforming loans and leases / Loans and leases held for investment	0.20%	0.41%	0.41%	0.17%	0.19%
Nonperforming assets / Total assets	0.45%	0.61%	0.64%	0.43%	0.41%

Allowance for credit losses, loans and leases	$88,165	$86,527	$86,989	$87,790	$87,091
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	641.53%	316.60%	311.69%	789.05%	687.54%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	637.40%	307.28%	310.30%	766.86%	670.55%

	For the three months ended,					For the twelve months ended,
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loan and lease charge-offs	$1,145	$480	$7,807	$1,686	$767	$11,118	$3,802
Net loan and lease charge-offs (annualized)/Average loans and leases	0.07%	0.03%	0.46%	0.10%	0.05%	0.16%	0.06%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2025
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Interest income	$111,716	$109,648	$105,706	$103,416	$107,476	$430,486	$412,355
Interest expense	49,167	48,324	46,165	46,635	52,004	190,291	201,185
Net interest income	62,549	61,324	59,541	56,781	55,472	240,195	211,170
Provision for credit losses	3,145	517	5,694	2,311	2,380	11,667	5,933
Net interest income after provision for credit losses	59,404	60,807	53,847	54,470	53,092	228,528	205,237
Noninterest income:
Trust fee income	2,316	2,230	2,146	2,161	2,265	8,853	8,491
Service charges on deposit accounts	2,237	2,302	2,258	2,194	2,192	8,991	8,082
Investment advisory commission and fee income	6,055	5,671	5,460	5,613	5,457	22,799	21,208
Insurance commission and fee income	4,825	5,468	5,261	6,889	4,743	22,443	22,349
Other service fee income	2,668	2,416	3,147	2,707	3,473	10,938	14,747
Bank owned life insurance income	970	1,908	1,012	1,959	1,012	5,849	3,861
Net gain on sales of investment securities	—	—	—	—	—	—	18
Net gain on mortgage banking activities	886	848	981	647	1,320	3,362	5,265
Other income	2,065	1,080	1,236	245	868	4,626	4,034
Total noninterest income	22,022	21,923	21,501	22,415	21,330	87,861	88,055
Noninterest expense:
Salaries, benefits and commissions	33,009	31,652	31,536	30,826	31,518	127,023	123,745
Net occupancy	2,882	2,675	2,739	2,853	2,751	11,149	11,025
Equipment	1,052	1,076	1,043	1,122	1,147	4,293	4,453
Data processing	4,390	4,263	4,408	4,364	4,146	17,425	16,956
Professional fees	1,947	1,876	1,597	1,797	1,669	7,217	6,402
Marketing and advertising	479	323	498	353	552	1,653	2,173
Deposit insurance premiums	1,106	1,195	1,074	1,151	1,102	4,526	4,432
Intangible expenses	102	106	131	130	155	469	694
Other expense	7,743	7,503	7,306	6,732	7,618	29,284	28,112
Total noninterest expense	52,710	50,669	50,332	49,328	50,658	203,039	197,992
Income before taxes	28,716	32,061	25,016	27,557	23,764	113,350	95,300
Income tax expense	5,971	6,422	5,038	5,162	4,823	22,593	19,369
Net income	$22,745	$25,639	$19,978	$22,395	$18,941	$90,757	$75,931
Net income per share:
Basic	$0.80	$0.89	$0.69	$0.77	$0.65	$3.16	$2.60
Diluted	$0.79	$0.89	$0.69	$0.77	$0.65	$3.13	$2.58
Dividends declared per share	$0.22	$0.22	$0.22	$0.21	$0.21	$0.87	$0.84
Weighted average shares outstanding	28,376,191	28,716,582	28,859,348	29,000,567	29,070,039	28,734,922	29,215,365
Period end shares outstanding	28,156,917	28,576,346	28,810,805	28,962,648	29,045,877	28,156,917	29,045,877

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2025

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Return on average assets	1.06%	1.24%	1.00%	1.14%	0.92%	1.11%	0.96%
Return on average shareholders' equity	9.64%	11.02%	8.82%	10.13%	8.56%	9.90%	8.85%
Return on average tangible common equity (1)(3)	11.93%	13.68%	11.02%	12.69%	10.79%	12.33%	11.24%
Net interest margin (FTE)	3.10%	3.17%	3.20%	3.09%	2.88%	3.14%	2.86%
Efficiency ratio (2)	61.8%	60.2%	61.6%	61.6%	65.5%	61.3%	65.7%

Capitalization Ratios
Dividends declared to net income	27.5%	24.7%	31.8%	27.2%	32.2%	27.6%	32.3%
Shareholders' equity to assets (Period End)	11.18%	10.88%	11.55%	11.33%	10.92%	11.18%	10.92%
Tangible common equity to tangible assets (1)	9.27%	9.00%	9.52%	9.31%	8.92%	9.27%	8.92%
Common equity book value per share	$33.50	$32.66	$31.82	$31.19	$30.55	$33.50	$30.55
Tangible common equity book value per share (1)	$27.20	$26.45	$25.66	$25.06	$24.43	$27.20	$24.43

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.51%	9.85%	9.94%	9.80%	9.51%	9.51%	9.51%
Common equity tier 1 risk-based capital ratio	11.22%	11.40%	11.19%	10.97%	10.85%	11.22%	10.85%
Tier 1 risk-based capital ratio	11.22%	11.40%	11.19%	10.97%	10.85%	11.22%	10.85%
Total risk-based capital ratio	13.86%	14.28%	14.58%	14.35%	14.19%	13.86%	14.19%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2025			September 30, 2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$680,052	$6,808	3.97%	$395,944	$4,363	4.37%
Other debt and equity securities	497,201	4,021	3.21	492,197	3,923	3.16
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,894	754	7.69	37,159	736	7.86
Total interest-earning deposits, investments and other interest-earning assets	1,216,147	11,583	3.78	925,300	9,022	3.87
Commercial, financial, and agricultural loans	939,461	15,900	6.71	949,676	17,223	7.20
Real estate—commercial and construction loans	3,781,248	56,163	5.89	3,705,154	55,469	5.94
Real estate—residential loans	1,716,569	21,967	5.08	1,719,844	21,846	5.04
Loans to individuals	13,023	297	9.08	13,497	308	9.05
Tax-exempt loans and leases	225,707	3,091	5.43	229,253	3,033	5.25
Lease financings	172,646	3,158	7.26	173,403	3,159	7.23
Gross loans and leases	6,848,654	100,576	5.83	6,790,827	101,038	5.90
Total interest-earning assets	8,064,801	112,159	5.52	7,716,127	110,060	5.66
Cash and due from banks	56,000			60,950
Allowance for credit losses, loans and leases	(87,615)			(88,202)
Premises and equipment, net	46,062			46,980
Operating lease right-of-use assets	26,153			26,901
Other assets	423,064			428,254
Total assets	$8,528,465			$8,191,010
Liabilities:
Interest-bearing checking deposits	$1,389,619	$9,175	2.62%	$1,293,781	$8,685	2.66%
Money market savings	2,168,721	19,679	3.60	1,915,501	18,765	3.89
Regular savings	754,027	1,444	0.76	724,927	1,068	0.58
Time deposits	1,441,199	14,371	3.96	1,482,837	15,100	4.04
Total time and interest-bearing deposits	5,753,566	44,669	3.08	5,417,046	43,618	3.19
Short-term borrowings	21,490	3	0.06	10,639	1	0.04
Long-term debt	200,000	2,144	4.25	200,000	2,145	4.26
Subordinated notes	120,764	2,351	7.72	139,127	2,560	7.30
Total borrowings	342,254	4,498	5.21	349,766	4,706	5.34
Total interest-bearing liabilities	6,095,820	49,167	3.20	5,766,812	48,324	3.32
Noninterest-bearing deposits	1,411,871			1,418,997
Operating lease liabilities	28,902			29,702
Accrued expenses and other liabilities	55,455			52,045
Total liabilities	7,592,048			7,267,556
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,507,691		2.60	7,185,809		2.67
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,235			302,063
Retained earnings and other equity	475,398			463,607
Total shareholders' equity	936,417			923,454
Total liabilities and shareholders' equity	$8,528,465			$8,191,010
Net interest income		$62,992			$61,736
Net interest spread			2.32			2.34
Effect of net interest-free funding sources			0.78			0.83
Net interest margin			3.10%			3.17%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.30	%		133.80	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $559 thousand and $687 thousand for the three months ended December 31, 2025 and September 30, 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2025 and September 30, 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$680,052	$6,808	3.97%	$402,753	$4,852	4.79%
Obligations of state and political subdivisions*	—	—	—	1,290	7	2.16
Other debt and equity securities	497,201	4,021	3.21	499,458	3,815	3.04
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,894	754	7.69	39,407	746	7.53
Total interest-earning deposits, investments and other interest-earning assets	1,216,147	11,583	3.78	942,908	9,420	3.97
Commercial, financial, and agricultural loans	939,461	15,900	6.71	972,840	17,492	7.15
Real estate—commercial and construction loans	3,781,248	56,163	5.89	3,631,142	53,163	5.82
Real estate—residential loans	1,716,569	21,967	5.08	1,708,795	21,249	4.95
Loans to individuals	13,023	297	9.08	25,803	522	8.05
Tax-exempt loans and leases	225,707	3,091	5.43	233,036	2,652	4.53
Lease financings	172,646	3,158	7.26	187,033	3,296	7.01
Gross loans and leases	6,848,654	100,576	5.83	6,758,649	98,374	5.79
Total interest-earning assets	8,064,801	112,159	5.52	7,701,557	107,794	5.57
Cash and due from banks	56,000			56,989
Allowance for credit losses, loans and leases	(87,615)			(86,812)
Premises and equipment, net	46,062			47,155
Operating lease right-of-use assets	26,153			28,891
Other assets	423,064			415,567
Total assets	$8,528,465			$8,163,347
Liabilities:
Interest-bearing checking deposits	$1,389,619	$9,175	2.62%	$1,275,348	$8,504	2.65%
Money market savings	2,168,721	19,679	3.60	1,954,246	20,653	4.20
Regular savings	754,027	1,444	0.76	705,222	817	0.46
Time deposits	1,441,199	14,371	3.96	1,499,998	17,247	4.57
Total time and interest-bearing deposits	5,753,566	44,669	3.08	5,434,814	47,221	3.46
Short-term borrowings	21,490	3	0.06	7,102	1	0.06
Long-term debt	200,000	2,144	4.25	225,000	2,501	4.42
Subordinated notes	120,764	2,351	7.72	149,194	2,281	6.08
Total borrowings	342,254	4,498	5.21	381,296	4,783	4.99
Total interest-bearing liabilities	6,095,820	49,167	3.20	5,816,110	52,004	3.56
Noninterest-bearing deposits	1,411,871			1,369,669
Operating lease liabilities	28,902			31,864
Accrued expenses and other liabilities	55,455			65,467
Total liabilities	7,592,048			7,283,110
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,507,691		2.60	7,185,779		2.88
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,235			301,895
Retained earnings and other equity	475,398			420,558
Total shareholders' equity	936,417			880,237
Total liabilities and shareholders' equity	$8,528,465			$8,163,347
Net interest income		$62,992			$55,790
Net interest spread			2.32			2.01
Effect of net interest-free funding sources			0.78			0.87
Net interest margin			3.10%			2.88%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.30	%		132.42	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $559 thousand and $676 thousand for the three months ended December 31, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$333,556	$13,902	4.17%	$220,356	$11,193	5.08%
Obligations of state and political subdivisions*	217	4	1.84	1,447	33	2.28
Other debt and equity securities	496,435	15,925	3.21	495,604	14,909	3.01
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,584	2,848	7.58	38,647	2,912	7.53
Total interest-earning deposits, investments and other interest-earning assets	867,792	32,679	3.77	756,054	29,047	3.84
Commercial, financial, and agricultural loans	971,245	67,829	6.98	972,213	69,921	7.19
Real estate—commercial and construction loans	3,720,892	218,473	5.87	3,587,147	207,053	5.77
Real estate—residential loans	1,723,191	87,127	5.06	1,670,126	82,344	4.93
Loans to individuals	15,360	1,335	8.69	26,646	2,161	8.11
Tax-exempt loans and leases	228,478	11,951	5.23	232,020	10,157	4.38
Lease financings	176,420	12,749	7.23	189,054	12,845	6.79
Gross loans and leases	6,835,586	399,464	5.84	6,677,206	384,481	5.76
Total interest-earning assets	7,703,378	432,143	5.61	7,433,260	413,528	5.56
Cash and due from banks	57,252			57,799
Allowance for credit losses, loans and leases	(87,942)			(86,530)
Premises and equipment, net	46,797			48,610
Operating lease right-of-use assets	26,936			29,990
Other assets	425,134			414,578
Total assets	$8,171,555			$7,897,707
Liabilities:
Interest-bearing checking deposits	$1,281,075	$32,735	2.56%	$1,191,634	$32,857	2.76%
Money market savings	1,920,600	73,424	3.82	1,801,035	80,217	4.45
Regular savings	720,718	4,024	0.56	740,493	3,529	0.48
Time deposits	1,485,281	61,838	4.16	1,413,589	64,266	4.55
Total time and interest-bearing deposits	5,407,674	172,021	3.18	5,146,751	180,869	3.51
Short-term borrowings	11,112	19	0.17	13,703	249	1.82
Long-term debt	204,452	8,778	4.29	253,733	10,942	4.31
Subordinated notes	139,584	9,473	6.79	149,007	9,125	6.12
Total borrowings	355,148	18,270	5.14	416,443	20,316	4.88
Total interest-bearing liabilities	5,762,822	190,291	3.30	5,563,194	201,185	3.62
Noninterest-bearing deposits	1,406,985			1,380,178
Operating lease liabilities	29,765			33,006
Accrued expenses and other liabilities	55,550			63,310
Total liabilities	7,255,122			7,039,688
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,169,807		2.65	6,943,372		2.90
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,243			300,644
Retained earnings and other equity	456,406			399,591
Total shareholders' equity	916,433			858,019
Total liabilities and shareholders' equity	$8,171,555			$7,897,707
Net interest income		$241,852			$212,343
Net interest spread			2.31			1.94
Effect of net interest-free funding sources			0.83			0.92
Net interest margin			3.14%			2.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.67	%		133.61	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $2.5 million and $2.7 million for the twelve months ended December 31, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
December 31, 2025

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$437,864	7.9%
Animal Production	428,809	7.8
CRE - Multi-family	383,688	7.0
CRE - 1-4 Family Residential Investment	277,643	5.0
Hotels & Motels (Accommodation)	259,170	4.7
CRE - Office	244,534	4.4
CRE - Industrial / Warehouse	222,619	4.0
Specialty Trade Contractors	209,450	3.8
Nursing and Residential Care Facilities	163,938	3.0
Homebuilding (tract developers, remodelers)	150,906	2.7
Merchant Wholesalers, Durable Goods	137,124	2.5
Crop Production	135,818	2.5
Repair and Maintenance	124,570	2.3
Motor Vehicle and Parts Dealers	116,657	2.1
CRE - Mixed-Use - Commercial	114,659	2.1
CRE - Mixed-Use - Residential	108,517	2.0
Administrative and Support Services	99,083	1.8
Wood Product Manufacturing	98,771	1.8
Real Estate Lenders, Secondary Market Financing	93,066	1.7
Professional, Scientific, and Technical Services	92,883	1.7
Food Services and Drinking Places	90,211	1.6
Fabricated Metal Product Manufacturing	79,947	1.5
Merchant Wholesalers, Nondurable Goods	79,922	1.5
Education	78,031	1.4
Amusement, Gambling, and Recreation Industries	76,874	1.4
Religious Organizations, Advocacy Groups	65,397	1.2
Miniwarehouse / Self-Storage	63,371	1.2
Personal and Laundry Services	62,052	1.1
Food Manufacturing	59,804	1.1
Machinery Manufacturing	52,598	1.0
Industries with >$50 million in outstandings	$4,607,976	83.6%
Industries with <$50 million in outstandings	$901,965	16.4%
Total Commercial Loans	$5,509,941	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$959,610
Real Estate-Home Equity Secured for Personal Purpose	200,394
Loans to Individuals	12,793
Lease Financings	232,066
Total Consumer Loans and Lease Financings	$1,404,863

Total	$6,914,804

Univest Financial Corporation
Non-GAAP Reconciliation
December 31, 2025

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the twelve months ended,
(Dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net income	$22,745	$25,639	$19,978	$22,395	$18,941	$90,757	$75,931
Amortization of intangibles, net of tax	81	84	103	103	122	371	548
Net income before amortization of intangibles	$22,826	$25,723	$20,081	$22,498	$19,063	$91,128	$76,479

Shareholders' equity	$943,318	$933,219	$916,733	$903,472	$887,301	$943,318	$887,301
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(1,919)	(1,966)	(2,040)	(2,104)	(2,263)	(1,919)	(2,263)
Tangible common equity	$765,889	$755,743	$739,183	$725,858	$709,528	$765,889	$709,528

Total assets	$8,436,897	$8,573,616	$7,939,056	$7,975,167	$8,128,417	$8,436,897	$8,128,417
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(1,919)	(1,966)	(2,040)	(2,104)	(2,263)	(1,919)	(2,263)
Tangible assets	$8,259,468	$8,396,140	$7,761,506	$7,797,553	$7,950,644	$8,259,468	$7,950,644

Average shareholders' equity	$936,417	$923,454	$908,536	$896,811	$880,237	$916,433	$858,019
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (a)	(1,935)	(1,983)	(2,068)	(2,162)	(2,146)	(2,036)	(2,193)
Average tangible common equity	$758,972	$745,961	$730,958	$719,139	$702,581	$738,887	$680,316

(a) Amount does not include mortgage servicing rights